Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 11, 2025, with respect to the combined financial statements of the Biosciences and Diagnostic Solutions Business of Becton, Dickinson and Company included in the Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Waters Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York

December 19, 2025